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                                                 Exhibit 23.2


                 Consent of Independent Auditors



The Board of Directors
US Airways, Inc.:


We consent to the incorporation by reference in the registration statement nos. 33-35509 and 33-50231-01 on Form S-3 of US Airways, Inc. (formerly USAir, Inc.), of our report dated February 26, 1997, except as to note 4(c) and note 4(d) which are as of March 13, 1997, relating to the consolidated balance sheets of US Airways, Inc. and subsidiary ("US Airways") as of December 31, 1996 and 1995, and the related consolidated statements of operations, cash flows and changes in stockholder's equity (deficit) and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1996 which appear in the December 31, 1996 Annual Report on Form 10-K of US Airways Group, Inc. (formerly USAir Group, Inc.) and US Airways.


                                            KPMG Peat Marwick LLP


Washington, DC
March 14, 1997